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                                                                                                          EXHIBIT 12.01

                                                  Travelers Group Inc. and Subsidiaries
                                            Computation of Ratio of Earnings to Fixed Charges
                                               (In millions of dollars, except for ratio)



                                                                                                  Three months ended
                                                                                                       March 31,
                                                                                               -------------------------

                                                                                             1995                   1994
                                                                                             ----                   ----

              Income before income taxes                                                   $  523                 $  538
              Interest                                                                        455                    223
              Portion of rentals deemed to be interest                                         27                     33
                                                                                            -----                  -----
                Earnings available for fixed charges                                       $1,005                 $  794
                                                                                            =====                  =====
              Fixed charges
              -------------
              Interest                                                                       $455                 $  223
              Portion of rentals deemed to be interest                                         27                     33
                                                                                            -----                  -----
                Fixed charges                                                              $  482                 $  256
                                                                                            =====                  =====

              Ratio of earnings to fixed charges                                             2.09x                  3.10x
                                                                                            =====                  =====
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